EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-03787, 333-03789, 033-63558, 333-64961, 333-42494, 333-69720, 333-96161, 333-100702, 333-101160, 333-110140, 333-121720, 333-125714, 333-184885, 333-188744, 333-209752, 333-211546, 333-219081, 333-228629, 333-233049 and 333-248827) and on Form S-3 (No. 333-238633) of Southwestern Energy Company of our report dated March 1, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Houston, Texas
March 1, 2022